Exhibit 99.1

Lifetime Brands, Inc. Reports Second Quarter 2013 Results

Increases Sales Guidance for 2013

Appoints John Koegel as Lead Director

GARDEN CITY, NY, — August 8, 2013 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tabletop and other products used in the home, today reported its financial results for the second quarter ended June 30, 2013.

Second Quarter Financial Highlights:

•

Consolidated net sales were $97.0 million, an increase of $2.1 million, or 2.2%, as compared to consolidated net sales of $94.9 million for the corresponding period in 2012. Consolidated net sales included $3.9 million of net sales from Fred® & Friends, which was acquired in December 2012.

•	Gross margin was $36.4 million, or 37.5%, as compared to $35.4 million, or 37.3%, for the corresponding period in 2012.

•

Net loss was $0.6 million, or $0.04 per diluted share, in the 2013 period, as compared to net income of $0.6 million, or $0.04 per diluted share, in the 2012 period. Adjusted net loss was $1.1 million, or $0.08 per diluted share, in the 2013 period, as compared to adjusted net income of $1.0 million, or $0.08 per diluted share, in the 2012 period.

•	Consolidated EBITDA was $4.3 million, as compared to $5.6 million for the corresponding 2012 period.

Six Months Financial Highlights:

•

Consolidated net sales were $195.6 million, a decrease of $8.4 million, or 4.1%, as compared to net sales of $204.0 million for the corresponding period in 2012. Consolidated net sales included $7.3 million of net sales from Fred® & Friends.

•	Gross margin for the six months ended June 30, 2013 was $72.7 million, or 37.1%, as compared to $75.8 million, or 37.2%, for the corresponding period in 2012.

•

Net loss was $1.2 million, or $0.09 per diluted share, in the 2013 period, as compared to net income of $1.9 million, or $0.15 per diluted share, in the 2012 period. Adjusted net loss was $1.7 million, or $0.13 per diluted share, in the 2013 period, as compared to adjusted net income of $2.4 million, or $0.19 per diluted share, in the 2012 period.

•	Consolidated EBITDA was $7.4 million, as compared to $11.8 million for the corresponding 2012 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer commented,

“As I previously have noted, comparing quarterly results with prior periods can be misleading, as our sales in any one period, especially in the first half of the year, can be heavily influenced by the timing of promotions and the roll-out of new programs.

“Our outlook for the third and fourth quarters remains positive, based on our healthy order flow, which is being driven by increased retail placement, roll-outs of new products and programs, strong promotional activity, the inclusion of Fred® & Friends and the improving U.S. economy. For the full year, we now expect net sales to increase by 5% to 7%.”

Lead Director

The Company also announced that its Board of Directors appointed John Koegel to the newly-created position of Lead Director. Mr. Koegel has served as a Director since 2008 and will continue to serve as Chairman of the Nominating and Governance Committee and as member of the Compensation Committee and the Strategic Planning Committee. Mr. Siegel commented, “Jack’s extensive retailing background, broad industry experience and leadership skills provide the Board of Directors and the Company with valuable strategic vision and counsel.”

Stock Repurchase Program

On April 30, 2013, Lifetime’s Board of Directors authorized the repurchase of up to $10.0 million of the Company’s common stock. The repurchase authorization permits the Company to effect the repurchases from time to time through open market purchases and privately negotiated transactions. During the three months ended June 30, 2013, the Company repurchased 245,575 shares at a total cost of $3.2 million.

Dividend

On August 2, 2013, the Board of Directors declared a quarterly dividend of $0.03125 per share payable on November 15, 2013 to shareholders of record on November 1, 2013.

Conference Call

The Company has scheduled a conference call for Thursday, August 8, 2013 at 11:00 a.m. ET. The dial-in number for the conference call is (866) 953-6857 or (617) 399-3481, passcode #24588973. A replay of the call will also be available through Sunday, August 11, 2013 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #54899351. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends. Management uses this non-GAAP information as an indicator of business performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tabletop and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, CasaMōda®, Cuisine de France®, Fred®, Guy Fieri®, Hoffritz®, Kizmos™, Misto®, Pedrini®, Roshco®, Sabatier®, Savora™ and Vasconia®; respected tabletop brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Elements®, Melannco®, Kamenstein® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$96,976	$94,939	$195,633	$203,980

Cost of sales	60,620	59,565	122,965	128,146

Gross margin	36,356	35,374	72,668	75,834

Distribution expenses	10,129	9,663	20,925	21,407
Selling, general and administrative expenses	25,927	23,558	51,558	49,042
Restructuring expenses	288	—	288	—

Income (loss) from operations	12	2,153	(103)	5,385

Interest expense	(1,149)	(1,675)	(2,311)	(3,373)
Loss on early retirement of debt	—	(348)	—	(348)

Income (loss) before income taxes and equity in earnings	(1,137)	130	(2,414)	1,664

Income tax benefit (provision)	477	(94)	876	(682)
Equity in earnings, net of taxes	92	523	338	921

NET INCOME (LOSS)	$(568)	$559	$(1,200)	$1,903

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.04)	$0.04	$(0.09)	$0.15

DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.04)	$0.04	$(0.09)	$0.15

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,182	$1,871
Accounts receivable, less allowances of $3,718 at June 30, 2013 and $3,996 at December 31, 2012	57,472	97,369
Inventory	112,554	104,584
Prepaid expenses and other current assets	8,681	5,393
Deferred income taxes	3,362	3,542

TOTAL CURRENT ASSETS	183,251	212,759

PROPERTY AND EQUIPMENT, net	29,791	31,646
INVESTMENTS	43,238	43,685
INTANGIBLE ASSETS, net	56,496	57,842
OTHER ASSETS	2,933	2,865

TOTAL ASSETS	$315,709	$348,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving Credit Facility	$7,000	$7,000
Current maturity of Senior Secured Term Loan	2,625	4,375
Accounts payable	24,528	18,555
Accrued expenses	25,845	33,354
Income taxes payable	—	3,615

TOTAL CURRENT LIABILITIES	59,998	66,899

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	19,366	21,565
DEFERRED INCOME TAXES	3,606	3,510
REVOLVING CREDIT FACILITY	34,915	53,968
SENIOR SECURED TERM LOAN	28,875	30,625

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 12,695,257 at June 30, 2013 and 12,754,467 at December 31, 2012	127	128
Paid-in capital	144,557	142,489
Retained earnings	28,621	33,849
Accumulated other comprehensive loss	(4,356)	(4,236)

TOTAL STOCKHOLDERS’ EQUITY	168,949	172,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$315,709	$348,797

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended
	June 30,
	2013	2012
OPERATING ACTIVITIES
Net income (loss)	$(1,200)	$1,903
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	32	—
Depreciation and amortization	5,190	4,469
Deferred rent	(459)	(252)
Deferred Income Taxes	180	—
Stock compensation expense	1,393	1,452
Undistributed equity in earnings, net	234	(506)
Loss on early retirement of debt	—	348
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	39,877	21,343
Inventory	(7,970)	(10,755)
Prepaid expenses, other current assets and other assets	(3,246)	433
Accounts payable, accrued expenses and other liabilities	(3,112)	(8,846)
Income taxes payable	(3,615)	(2,603)

NET CASH PROVIDED BY OPERATING ACTIVITIES	27,304	6,986

INVESTING ACTIVITIES
Purchases of property and equipment	(1,992)	(2,030)

NET CASH USED IN INVESTING ACTIVITIES	(1,992)	(2,030)

FINANCING ACTIVITIES
Proceeds (repayments) of Revolving Credit Facility	(19,053)	5,751
Repayments of Senior Secured Term Loan	(3,500)	—
Repayments of Term Loan	—	(10,000)
Payments for common stock repurchases	(3,229)	—
Proceeds from exercise of stock options	676	213
Cash dividends paid	(720)	(622)

NET CASH USED IN FINANCING ACTIVITIES	(25,826)	(4,658)

Effect of foreign exchange on cash	(175)	(491)

DECREASE IN CASH AND CASH EQUIVALENTS	(689)	(193)

Cash and cash equivalents at beginning of period	1,871	2,972

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,182	$2,779

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended June 30, 2013
Three months ended June 30, 2013	$4,321
Three months ended March 31, 2013	3,079
Three months ended December 31, 2012	17,868
Three months ended September 30, 2012	11,568

Total for the four quarters(1)	$36,836

Consolidated EBITDA for the Four Quarters Ended June 30, 2012
Three months ended June 30, 2012	$5,584
Three months ended March 31, 2012	6,222
Three months ended December 31, 2011	14,342
Three months ended September 30, 2011	13,524

Total for the four quarters	$39,672

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net income as reported	$(568)	$(632)	$15,154	$3,890
Subtract out:
Undistributed equity in earnings, net	480	(246)	(4,464)	(695)
Add back:
Income tax provision (benefit)	(477)	(399)	2,596	1,930
Interest expense	1,149	1,162	1,254	1,271
Loss on early retirement of debt	—	—	—	1,015
Depreciation and amortization	2,667	2,523	2,446	2,409
Stock compensation expense	722	671	662	679
Intangible asset impairment	—	—	—	1,069
Permitted acquisition related expenses	60	—	220	—
Restructuring expenses	288	—	—	—

Consolidated EBITDA(1)	$4,321	$3,079	$17,868	$11,568

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Net income as reported	$559	$1,344	$5,419	$7,533
Subtract out:
Undistributed equity earnings, net	(108)	(398)	(925)	(1,113)
Add back:
Income tax provision (benefit)	94	588	3,513	2,089
Interest expense	1,675	1,698	1,951	1,789
Loss on early retirement of debt	348	—	—	—
Depreciation and amortization	2,262	2,207	2,336	2,046
Stock compensation expense	754	698	690	682
Permitted acquisition related expenses	—	85	1,358	498

Consolidated EBITDA	$5,584	$6,222	$14,342	$13,524

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income, adjusted to exclude undistributed equity in earnings, income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, acquisition related expenses and restructuring expenses, as shown in the table above.

Note:

(1)	The Company’s Revolving Credit Facility and Senior Secured Term Loan provide that EBITDA shall be calculated to include certain permitted adjustments. The Consolidated EBITDA inclusive of such permitted adjustments amounted to $40.8 million for the four quarters ended June 30, 2013.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income (loss) and adjusted diluted income (loss) per common share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss) as reported	$(568)	$559	$(1,200)	$1,903
Adjustments:
Loss on early retirement of debt, net of tax	—	205	—	205
Retirement benefit obligation expense, net of tax	—	268	—	268
Restructuring expenses, net of tax	170	—	170	—
Grupo Vasconia recovery of value-added taxes	(672)	—	(672)	—

Adjusted net income (loss)	$(1,070)	$1,032	$(1,702)	$2,376

Adjusted diluted income (loss) per share	$(0.08)	$0.08	$(0.13)	$0.19

Adjusted net income (loss) in the three and six months ended June 30, 2013 excludes restructuring expenses related to the planned closure of the Fred® & Friends distribution center and a recovery by Grupo Vasconia of value-added taxes related to a 2004 tax position. Adjusted net income in the three and six months ended June 30, 2012 excludes a loss on early retirement of debt, related to the repayment of $10 million of the Company’s Term Loan, and an expense related to retirement benefit obligations.